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                                                                   Exhibit(d)(4)


                        INVESTMENT MANAGEMENT AGREEMENT


This Agreement is made this ____ day of _________, 1998, by and between Heartland Group, Inc. ("HGI"), a Maryland corporation registered under the Investment Company Act of 1940 ("1940 Act") as an open-end management investment company, and Heartland Advisors, Inc. ("Manager"), a Wisconsin corporation registered under the Investment Advisers Act of 1940 as an investment adviser.

1. Appointment. HGI hereby appoints Manager to furnish investment advisory and portfolio management services with respect to the portion of its assets represented by the shares of common stock issued in each series listed in Schedule A hereto, as such schedule may be amended from time to time (each such series hereinafter referred to as a "Fund"). Manager accepts such appointment and agrees to perform the services described herein. Manager shall use its best efforts and judgment in rendering the advice and performing the services contemplated by this Agreement. Manager shall for all purposes be deemed to be an independent contractor and not an agent of HGI and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent HGI in any way.

2.   Investment Management Services.

     (a) Manager shall manage the investment operations of HGI and each Fund, subject to the terms of this Agreement and to the supervision and control of HGI's Board of Directors. Manager agrees to perform, or arrange for the performance of, the following services with respect to each Fund:

          (1) to obtain and evaluate such information relating to economies, industries, and businesses; securities and commodities markets; individual securities, commodities, and indices; and any other information deemed appropriate, whether economic or non-economic in nature, as it may deem necessary or useful in discharging its responsibilities hereunder;

          (2) to formulate and maintain a continuing investment program in a manner consistent with and subject to (i) HGI's articles of incorporation and bylaws; (ii) the Fund's investment objectives, policies, and restrictions as set forth in written documents furnished by HGI to Manager; (iii) all securities, commodities, and tax laws and regulations applicable to the Fund and HGI; and
               (iv) any other written limits or directions furnished by HGI's Board of Directors to Manager;

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          (3)  unless otherwise directed by HGI's Board of Directors, to determine from time to time securities, commodities interests, or other investments to be purchased, sold, retained, or lent by the Fund, to effect borrowings on behalf of the Fund, and to implement those decisions, including the selection of entities with or through which such purchases, sales, loans, or borrowings are to be effected;

          (4) to use reasonable efforts to manage the Fund so that it will qualify as a regulated investment company under subchapter M of the Internal Revenue Code of 1986, as amended;

          (5) to make recommendations as to the manner in which voting rights, rights to consent to HGI or Fund action, and any other rights pertaining to HGI or the Fund shall be exercised; and

          (6) to the extent required by law, to furnish to regulatory authorities any information or reports relating to the services provided pursuant this Agreement.

     (b) Custody of Fund assets will be maintained by a custodian bank (the "Custodian") designated by HGI. HGI will authorize the Custodian to honor orders and instructions from duly authorized employees of Manager. No assets may be withdrawn from the Custodian other than for settlement of investment transactions on behalf of the Fund, except upon the written authorization of duly authorized officers of HGI.

     (c) Manager shall supervise the business and affairs of HGI and each Fund, and shall provide such services and facilities as may be required for effective administration of HGI and Funds as are not provided by employees or other agents engaged by HGI; provided that Manager shall not have any obligation to provide under this Agreement any such services which are the subject of a separate agreement or arrangement between HGI and Manager, any affiliate of Manager, or any other third party.

3.   Execution of Investment Transactions.

     (a) Except as otherwise instructed from time to time by HGI's Board of Directors, and in conformity with any policies regarding investment transactions set forth in HGI's registration statement filed with the Securities and Exchange Commission ("SEC"), with respect to execution of investment transactions for HGI on behalf of a Fund, Manager shall place, or arrange for the placement of, all orders for purchases, sales, loans, borrowings, or other transactions either directly with the issuer or with a broker or dealer, or other counterparty or agent selected by Manager.

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     (b)  Investment transactions may be effected through Manager and its affiliates to the extent permitted by applicable law and subject to such policies and procedures established by HGI's Board of Directors from time to time. In connection with the selection of all such parties for the placement of all such orders, Manager shall attempt to obtain most favorable execution and price, but may nevertheless in its sole discretion as a secondary factor, purchase and sell portfolio securities from and to brokers or dealers who provide research and analysis to Manager which Manager may lawfully and appropriately use in its investment management and advisory capacities, whether or not such research and analysis may also be useful to Manager in connection with its services to other clients. In recognition of such services or brokerage services provided by a broker or dealer, Manager is hereby authorized to pay such broker or dealer a commission or spread in excess of that which might be charged by another broker or dealer for the same transaction if Manager determines in good faith that the commission or spread is reasonable in relation to the value of the services so provided. Subject to the provisions of this subparagraph and such policies and procedures as shall be established by HGI's Board of Directors from time to time, Manager may also consider sales of shares of a Fund as a factor in the selection of a broker or dealer to effect investment transactions for that Fund.

     (c) Manager may, where it deems to be advisable, aggregate orders for its other clients together with any securities of the same type to be sold or purchased for one or more Funds in order to obtain best execution or lower brokerage commissions. In such event, Manager shall allocate the shares so purchased or sold, as well as the expense incurred in the transaction, in a manner it considers to be equitable and fair, and consistent with its fiduciary obligations to HGI, the Funds, and Manager's other clients. Manager may also effect agency cross-transactions by and among one or more Funds and other clients of Manager subject to such policies and procedures as shall be established by HGI's Board of Directors from time to time.

4.   Use of Affiliated Companies and Subcontractors; Retention of Subadviser.

     (a) In connection with the services to be provided by Manager under this Agreement, Manager may, to the extent it deems appropriate, and subject to compliance with the requirements of applicable laws and regulations and upon receipt of written approval of HGI's Board of Directors, make use of (i) its affiliated companies, if any, and their directors, officers, and employees and (ii) subcontractors selected by Manager, provided that Manager shall supervise and remain fully responsible for the services of all such third parties in accordance with and to the extent provided by this Agreement. All costs and expenses associated with services provided by any such third parties shall be borne by Manager or such parties.

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     (b)  Subject to obtaining the initial and periodic approvals required under
          Section 15 of the 1940 Act, Manager may retain one or more subadvisers at Manager's own cost and expense for the purpose of furnishing one or more of the services described in Section 2 hereof with respect to HGI or one or more Funds. Retention of a subadviser shall in no way reduce the responsibilities or obligations of Manager under this Agreement, and Manager shall be responsible to HGI and its Funds for all acts or omissions of any subadviser in connection with the performance of Manager's duties hereunder.

5. Expenses Borne by HGI. Except to the extent expressly assumed by Manager herein or under a separate agreement between HGI and Manager and except to the extent required by law to be paid by Manager, Manager shall not be obligated to pay any costs or expense incidental to the organization, operations, or business of HGI. Without limitation, such costs and expense shall include, but not be limited to:

     (a) all charges of depositories, custodians, and other agencies for the safekeeping and servicing of its cash, securities, and other property;

     (b) all expenses of maintaining and servicing shareholder accounts, including all charges for transfer, shareholder recordkeeping, dividend disbursing, redemption, and other agents for the benefit of the Funds (including, without limitation, fund accounting and administration agents);

     (c) all charges for equipment or services used for obtaining price quotations or for communication between Manager and HGI and the custodian, transfer agent, or any other agent selected by HGI;

     (d) all charges for administrative and accounting services provided to HGI by Manager, or any other provider of such services;

     (e) all charges for services of HGI's independent auditors and for services to HGI by legal counsel;

     (f) all compensation of directors and officers of HGI, other than those employed by Manager, all expenses of HGI's directors and officers incurred in connection with their services to HGI, and all expenses of meetings of the Board of Directors or committees thereof;

     (g) all expenses incidental to holding meetings of shareholders of the Fund ("Shareholders"), including printing and supplying to each record-date Shareholder notice and proxy solicitation material, and all other proxy solicitation expense;

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     (h)  all expenses of printing of annual or more frequent revisions of HGI prospectus(es), statements of additional information, and shareholder reports, and of supplying to each then existing Shareholder copies of such materials as required by applicable law;

     (i) all expenses related to preparing and transmitting certificates, if any, representing shares of HGI;

     (j) all expenses of bond and insurance coverage required by law or deemed advisable by the Board of Directors;

     (k) all brokers' commissions and other normal charges incident to the purchase, sale, or lending of portfolio securities;

     (l) all taxes and governmental fees payable to federal, state, or other governmental agencies, domestic or foreign, including all stamp or other transfer taxes;

     (m) all expenses of registering and maintaining the registration of HGI under the 1940 Act and, to the extent no exemption is available, expenses of registering shares under the Securities Act of 1933, and of registration and qualification of HGI under all other laws applicable to HGI or its business activities;

     (n) all interest on indebtedness and commitment fees for lines of credit, if any, incurred by HGI or a Fund; and

     (o) all fees, dues, and other expenses incurred by HGI in connection with membership of HGI in any trade association or other investment company organization.

6. Allocation of Expenses Borne by HGI. Any expenses borne by HGI that are attributable solely to the organization, operation, or business of a Fund shall be paid solely out of Fund assets. Any expense borne by HGI which is not solely attributable to a Fund, nor solely to any other series of shares of HGI, shall be apportioned in such manner as Manager determines is fair and appropriate, or as otherwise specified by the Board of Directors.

7.   Expenses Borne by Manager.

     (a) Manager at its own expense shall furnish all executive and other personnel, office space, and office facilities required to render the services set forth in this Agreement. However, Manager shall not be required to pay or provide any credit for services provided by HGI's custodian or other agents without additional cost to HGI.

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     (b)  In the event that Manager pays or assumes any expense of HGI or a Fund not required to be paid or assumed by Manager under this Agreement, Manager shall not be obligated hereby to pay or assume the same or similar expense in the future; provided, however, that nothing contained herein shall be deemed to relieve Manager of any obligation to HGI or a Fund under any separate agreement or arrangement between the parties.

8. Management Fee. For the services rendered, personnel and facilities provided, and charges assumed and paid by Manager hereunder, HGI shall pay to Manager out of the assets of each Fund fees at the annual rate for such Fund set forth in Schedule B to this Agreement. For each Fund, the management fee shall accrue on each calendar day, and shall be payable monthly on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund, determined in the manner established by the Board of Directors, as of the close of business on the last preceding business day on which the Fund's net asset value was determined.

9. Nonexclusivity. The services of Manager to HGI hereunder are not to be deemed exclusive, and Manager shall be free to render similar services to others.

10. Standard of Care. Neither Manager, nor any of its directors, officers, shareholders, agents, or employees shall be liable to HGI or its Shareholders for any error of judgment, mistake of law, loss arising out of any investment, or any other act or omission in the performance by Manager of its duties under this Agreement, except for loss or liability resulting from willful misfeasance, bad faith, or gross negligence on Manager's part or from reckless disregard by Manager of its obligations and duties under this Agreement. Nothing in this Agreement shall be construed to protect any officer of Manager from liability for violation of Section 17(h) or (i) of the 1940 Act.

11.  Ownership of Records; Delivery of Information.

     (a) All records required to be maintained and preserved by HGI pursuant to the provisions of rules or regulations of the Securities and Exchange Commission under Section 31(a) of the 1940 Act or other applicable laws or regulations that are maintained and preserved by Manager on behalf of HGI, and any other records the parties mutually agree shall be maintained by Manager on behalf of HGI, are the property of HGI and shall be surrendered by Manager promptly on request by HGI; provided, however, that Manager may at its own expense make and retain copies of any such records.

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     (b)  HGI shall furnish Manager, from time to time, with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the articles of incorporation, by-laws, and registration statements of HGI and any other documents relating to each Fund's investment program. Any such amendments, supplements, or documents will not be deemed effective with respect to Manager until Manager's receipt thereof. HGI shall provide Manager such additional information as Manager may reasonably request in order to discharge its obligations under this Agreement.

     (c) Manager shall prepare and furnish to HGI its Form ADV as filed with the SEC, its Code of Ethics, Fund statistical data, and such other information in such form at such intervals as HGI may reasonably request.

12. Amendment. This Agreement may be amended at any time by mutual agreement of the parties in writing, subject to the requirements of the 1940 Act, and rules and regulations promulgated and orders for exemptive relief granted thereunder.

13. Effective Date and Termination. This Agreement shall become effective with respect to any Fund as of the effective date for that Fund specified in Schedule A hereto. This Agreement may be terminated at any time, without payment of any penalty, as to any Fund by the Board of Directors of HGI, or by a vote of a majority of the outstanding shares of that Fund, upon at least sixty (60) days' written notice to Manager. This Agreement may be terminated by Manager at any time upon at least sixty (60) days' written notice to HGI. This Agreement shall terminate automatically in the event of its "assignment" (as defined in the 1940 Act), subject to such exceptions as may be granted by the SEC by rule, regulation, or order. Unless terminated as hereinbefore provided, this Agreement shall continue in effect with respect to any Fund until the end of the initial term applicable to that Fund specified in Schedule A and thereafter from year to year only so long as such continuance is specifically approved with respect to the Fund at least annually (a) by a majority of those Directors who are not interested persons of HGI or Manager, voting in person at a meeting called for the purpose of voting on such approval, and (b) by either the Board of Directors or HGI, or by a "vote of a majority of the outstanding shares" of the Fund.

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

14. Headings. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this Agreement.

15. Governing Law. This Agreement shall be governed by the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                       HEARTLAND GROUP, INC.


                                       By:
                                           ------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


----------------------------
Lois J. Schmatzhagen
Secretary


                                       HEARTLAND ADVISORS, INC.


                                       By:
                                           ------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


----------------------------
Lois J. Schmatzhagen
Secretary

                             HEARTLAND GROUP, INC.
                        INVESTMENT MANAGEMENT AGREEMENT

                                  SCHEDULE A

The Funds of Heartland Group, Inc. currently subject to this Agreement are:

                                                 Effective          End of
                                                 Date               Initial Term
                                                 ---------          ------------
     Heartland Taxable Municipal Fund            _________          ____________


Dated: _________________________


                                       HEARTLAND GROUP, INC.


                                       By:
                                           ------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


----------------------------
Lois J. Schmatzhagen
Secretary


                                       HEARTLAND ADVISORS, INC.


                                       By:
                                           ------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


----------------------------
Lois J. Schmatzhagen
Secretary

                             HEARTLAND GROUP, INC.
                        INVESTMENT MANAGEMENT AGREEMENT

                                  SCHEDULE B

Compensation pursuant to Section 7 of this Agreement shall be calculated in accordance with the following schedule applicable to average daily net assets of the Funds:

     Schedule for Heartland Taxable Municipal Fund
     ---------------------------------------------
     0.__% on first $500 million
     0.__% on next $500 million
     0.__% on next $500 million
     0.__% thereafter


Dated: _______________________


                                       HEARTLAND GROUP, INC.


                                       By:
                                           ------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


----------------------------
Lois J. Schmatzhagen
Secretary


                                       HEARTLAND ADVISORS, INC.


                                       By:
                                           ------------------------------
                                           William J. Nasgovitz
                                           President


Attest:


----------------------------
Lois J. Schmatzhagen
Secretary

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